                                                                   Exhibit 10.12



    CONFIDENTIAL TREATMENT REQUESTED: CONFIDENTIAL PORTIONS OF THIS DOCUMENT
     HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.



INTEROFFICE MEMO

TO:               Will Wells

FROM:             John Manzetti

Subject:          2002 Incentive Compensation

Date:             February 22, 2002

CC:               Jill Welch, David Haffner


Dear Will,

This letter reconfirms the components of your incentive compensation for 2002, and outlines the Company Financial Performance component as approved by the NOMOS Corporation Compensation Committee on February 11, 2002.

For 2002, your incentive compensation plan opportunity will be as follows:

         Personal and Department Objectives:
                  $150,000 bonus opportunity may be earned based on your achievement of personal and department objectives.

         Company Financial Performance:
                  $50,000 bonus opportunity may be earned based on Company Pre-Tax Income thresholds as follows:

                  Pre-Tax           % Bonus
                  INCOME(1)         EARNED (cumulative)
                  ---------         ------
                  $[* * *]          25%
                  $[* * *]          50%
                  $[* * *]          75%
                  $[* * *]          90%
                  $[* * *]          100%

                  (1) Pre-Tax Income is net of the bonuses accrued.

The above is in addition to any bonus you may earn under the 2002 NOMOS Corporation Profit Sharing Plan.

Any bonus amount earned must be approved by the NOMOS Corporation Compensation Committee will be paid after the financial closing of fiscal year 2002 on or about March 15, 2003.

Best regards,

/s/ John

John [Manzetti]




-------------
* * * Confidential material redacted and filed separately with the Commission.

Confidential Treatment



                            [NOMOS Corporation Logo]




June 21, 1999

PERSONAL AND CONFIDENTIAL

Mr. William W. Wells
7425 Craigleith Drive
Duluth, GA 30097

Dear Will:

On behalf of NOMOS Corporation, I am delighted to extend the following offer of employment to you. The terms of the offer are presented below:

1. TITLE: Vice President - Sales and Marketing of the NOMOS Corporation. In this capacity, you will report to Anil Rastogi, Ph.D., CEO and President of NOMOS Corporation. Your responsibilities will include the worldwide Sales and Marketing functions of NOMOS Corporation as well as managing the Technical Support organization.

2.   COMPENSATION:

     a. SALARY: Your initial salary will be $175,000 per annum payable in accordance with normal company guidelines.

     b. INCENTIVE: Your incentive will be $125,000 per annum. For each of your first two years of employment, $50,000 of the incentive will be guaranteed, and $75,000 will be based on mutually agreed upon sales and profit goals. Beyond your first two years of employment, this incentive will be entirely based on the achievement of mutually agreed upon sales and profit goals. At the end of each 12-month period, you will receive a salary and incentive opportunity review based upon your performance.

     c. STOCK OPTIONS: You will be granted 100,000 shares of incentive stock options at an option price of $10.00 per share. These options will vest in four equal installments over four years. Where required by federal regulation, these stock options may be granted as non-qualified stock options.

3. SIGN ON BONUS: You will receive a sign-on bonus of $50,000, payable within 10 days of your start date.

Confidential Treatment




4. SEVERANCE AGREEMENT: In the event of termination without cause, NOMOS agrees to continue to pay you your base salary for the longer of
       (a) THE BALANCE OF THE TWO YEAR PERIOD ENDING, MAY 31, 2001, OR
       (b) 12 MONTHS.
     The minimum 12-month severance arrangement for termination other than for cause shall continue during the term of your employment.

5. EXPENSES: You will be reimbursed for reasonable travel and business expenses as well as reasonable expenses associated with setting up an office in your home including fax and other office equipment.

6. BENEFITS: You will receive standard company benefits, which will include four weeks vacation. Also included is UI medical, dental and disability insurance.

Additionally, enclosed is a confidentiality agreement for your review and acceptance. Please sign and return that agreement with this letter.

We are looking forward to your joining NOMOS on Monday, June 28, 1999. We know you will make many contributions to NOMOS as a member of the senior leadership team.

Best regards,

/s/ John W. Manzetti

John W. Manzetti
Executive Vice President and CFO
NOMOS Corporation


                                        Agreed and accepted by:


                                       /s/ William W. Wells             7/14/99
                                       -----------------------------------------
                                       William W. Wells                   Date


cc:  Cynthia A. Stokvis